Exhibit T3A.40

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TTWN NETWORKS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF MAY, A.D. 1996, AT 3 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 1996, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 1999, AT 3:01 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF MAY, A.D. 2003, AT 3:36 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTIETH DAY OF AUGUST, A.D. 2011, AT 1:53 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, FILED THE SECOND DAY OF JULY, A.D. 2015, AT 12:17 O’CLOCK P.M.

Delaware

The First State

CERTIFICATE OF FORMATION, FILED THE SECOND DAY OF JULY, A.D. 2015, AT 12:17 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “TTWN NETWORKS, LLC”.

CERTIFICATE OF INCORPORATION

OF

METRO NETWORKS, INC.

I.

The name of the Corporation is Metro Networks, Inc

II

The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV

The Corporation is authorized to issue two hundred (200) shares of Common Stock, $0.01 par value per share.

V

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

VII.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

VIII

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

IX

The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

XI

The name and mailing address of the incorporator of the Corporation are:

Name	Mailing Address
Mary Lee Liggett	c/o Paul, Hastings, Janofsky & Walker 399 Park Avenue 30th Floor New York, New York 10022

IN WITNESS WHEREOF, this Certificate has been signed on the 31st day of May, 1996.

/s/ Mary Lee Liggett
Mary Lee Liggett, Incorporator

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

METRO NETWORKS, INC.

*****

METRO NETWORKS, INC., a Corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:    That Metro Networks, Inc. (the “Corporation”) was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 31, 1996.

SECOND:    That this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

THIRD:    That the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

1.	NAME.

The name of the corporation is Metro Networks, Inc.

2.	REGISTERED OFFICE AND REGISTERED AGENT.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	PURPOSE.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	EXISTENCE.

The Corporation is to have perpetual existence.

5.	CAPITALIZATION.

A.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-five Million (35,000,000) shares consisting of Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter, the “Preferred Stock”), and Twenty-five Million (25,000,000) shares of Common Stock, par- value $.001 per share (hereinafter, the “Common Stock”). The rights, preferences and privileges of holders of shares of Common Stock are subject to the rights of the holders of shares of the Series A Convertible Preferred Stock or any series of Preferred Stock which the corporation may designate and issue in the future. The Common Stock and the Series A Convertible Preferred Stock (as hereinafter defined) shall be nonassessable.

B.    Other than the shares of the Series A Convertible Preferred Stock, the designations, powers, preferences and rights of which, and the qualifications, limitations and restrictions of which, are set forth below, the shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of designation to be executed, acknowledged, filed, recorded and to become effective in accordance with the General Corporation Law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of Metro Network» Inc. them/ and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of any shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Amended and Restated Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock or of Common Stock.

C.    Section 1. Designation and Amount. Seven million five hundred thousand (7,500,000) shares of Preferred Stock shall be designated as the “Series A Convertible Preferred Stock”, par value $.001 per share, without the prior approval of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, no additional shares of or change of any characteristic or provision of the Series A Convertible Preferred Stock shall be authorized by the Board of Directors or issued by the Corporation. Shares of the Series A Convertible Preferred Stock retired, redeemed, purchased or otherwise acquired (other than in connection with a pledge arrangement) by the Corporation in any manner whatsoever shall be cancelled and shall not be reissued, sold or transferred.

Section 2. General Definitions. For purposes of this Article 5.C., the following definitions shall apply:

(a)    “Junior Securities” means any equity security of any kind which the Corporation or any Subsidiary at any time issues or is authorized to issue, other than the shares of Series A Convertible Preferred Stock or as holders of a majority of the shares of then outstanding Series A Convertible Preferred Stock otherwise expressly designate.

(b)    “Subsidiary” means any corporation of which at least a majority of the shares of stock possessing voting power in electing the board of directors is, at the time as of which any determination is being made, owned by the Corporation, either directly or indirectly.

Section 3. Voting Rights, Holders of Series A Convertible Preferred Stock shall be entitled to one vote, voting with the holders of Common Stock as a class, for each share held on all matters submitted to a vote of stockholders and shall have no cumulative voting rights.

Section 4. Conversion of Series A Convertible Preferred stock. Each share of the Series A Convertible Preferred Stock, at the option of the holder, shall be convertible into one (1) share of Common Stock (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and similar events) upon the return of the Loaned Securities (as defined in that certain Stock Loan and Pledge Agreement between the Corporation and David I. Saperstein, dated October     , 1996 (the “Stock Loan and Pledge Agreement”)) pursuant to the Stock Loan and Pledge Agreement, Such conversion shall be deemed to have been made immediately prior to the close of business on the date a holder of Series A Convertible Preferred Stock requests such conversion be made, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of the Series A Convertible Preferred Stock pursuant to this Section 3,     (i) the shares of Preferred Stock designated as Series A Convertible Preferred Stock shall cease to be so designated, (ii) such shares shall remain authorized shares of Preferred Stock and (iii) such shares of Preferred Stock may be redesignated and included in another series of Preferred Stock pursuant to Article 5.B.

Section 5. Liquidation Rights.

(a)    For purposes hereof, the term “Liquidating Event” shall mean (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) any consolidation or merger of the Corporation into another corporation or corporations (except in the case of a merger or consolidation in which the Corporation is the continuing corporation), or (iii) the sale or transfer by the Corporation of all or substantially all of its assets. Upon the occurrence of any Liquidating Event, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive ratably, before any distribution or payment is made upon any Common Stock or any other Junior Security, to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share of Series A Convertible Preferred Stock in cash equal to ten percent (10%) of the offering price of the Common Stock in the Corporation’s initial offer and sale of Common Stock for the account of the Corporation to the public. If upon any such Liquidating Event, the assets of the Corporation to be distributed among the holders of shares of Series A Convertible Preferred Stock shall be insufficient to permit payment to such holders of the aggregate amount which such holders are then entitled to be paid, then the entire assets of the Corporation to be distributed shall be distributed ratably among such holders so that an equal amount is received with respect to each share of Series A Convertible Preferred Stock. After the payment or the setting apart for payment to the holders of Series A Convertible Preferred Stock of the preferential amounts so payable to them upon a Liquidating Event, the holders of Common Stock and any other Junior Security shall be entitled to receive, ratably share for share without distinction as to class, the remaining assets of the Corporation, if any, based upon the number of shares of fully vested Common Stock or other Junior Security held by each such holder.

(b)    The Corporation will mail written notice of any Liquidating Event, not less than 30 days prior to the date of such Liquidating Event, to each holder of shares of Series A Convertible Preferred Stock.

Section 6. Dividends. Holders of shares of Series A Convertible Preferred Stock shall not be entitled to dividends.

D.    Section 1. Voting Rights. Holders of Common Stock shall be entitled to one vote for each share held on all matters submitted to a vote of stockholders and shall have no cumulative voting rights.

Section 2. Liquidation Rights. Upon the occurrence of any Liquidating Event, the holders of shares of Common Stock shall be entitled to receive ratably the net assets of the Corporation that may be available after the payment of all debts and other liabilities and subject to the prior rights of Preferred Stock that may be issued and outstanding at such time.

Section 3. Dividends. Holders of Common Stock shall be entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of Preferred Stock that may be issued at such time.

Section 4. Other Rights. Holders of Common Stock shall have no preemptive, subscription, redemption or conversion rights.

6.	LIMITATION OF LIABILITY OF DIRECTOR.

No Director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a Director, except that this Article shall not eliminate or limit the liability of each Director: (i) for any breach of such Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such Director derived an improper personal benefit.

7.	MEETINGS OF STOCKHOLDERS.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

8.	INDEMNIFICATION OF DIRECTORS.

The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

9.	VACANCIES.

Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director, and each Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director.

10.	REMOVAL.

A Director may be removed only for cause. A Director may be removed only by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of Directors, considered for this purpose as one class.

11.	BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

Pursuant to Section 203(b)(3) thereof, Section 203 of the General Corporation Law of the State of Delaware shall not apply to this Corporation. This paragraph shall not be effective until 12 months after the date hereof.

12.	AMENDMENTS TO BYLAWS.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

13.	AMENDMENTS TO CERTIFICATE OF INCORPORATION.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and hereby affirm that the statements made herein are true under the penalties of perjury, this 15th day of October, 1996.

METRO NETWORKS INC.

By:	/s/ David I. Saperstein
David I. Saperstein, President

ATTEST

By:	/s/ Gary L. Worobow
Gary L. Worobow, Secretary

CERTIFICATE OF MERGER

OF

COPTER ACQUISITION CORP

WITH AND INTO

METRO NETWORKS, INC.

In accordance with Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT;

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) of the merger (the “Merger”) is as follows:

Name	State of Incorporation
Copter Acquisition Corp. (“Copter”)	Delaware
Metro Networks, Inc, (“Metro”)	Delaware

SECOND: In accordance with the requirements of Section 251 of the DGCL, the Agreement and Plan of Merger, dated as of June 1, 1999, and amended as of August 20, 1999, by and among Westwood One, Inc., a Delaware corporation (“Westwood”), Copter, a direct, wholly-owned subsidiary of Westwood, and Metro (as amended, the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD; Metro will be the surviving corporation (the “Surviving Corporation”) in the Merger, The name of the Surviving Corporation is Metro Networks, Inc.

FOURTH: The Restated Certificate of Incorporation of Metro shall be amended so as to read in its entirety as Exhibit A and shall constitute the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law and the terms thereof.

FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 9540 Washington Boulevard, Culver City, California 90232,

SIXTH: On request, the Surviving Corporation will furnish without cost a copy of the Merger Agreement to any stockholder of the Constituent Corporations.

SEVENTH; The Merger shall be effective under the DGCL upon the filing of this Certificate of Merger.

IN WITNESS WHEREOF, the undersigned has signed his name, this 22nd day of September, 1999, and by such act affirms, under penalties of perjury, that this instrument constitutes the act and deed of Metro and that the facts stated herein are true.

METRO NETWORKS, INC.

By:	/s/ Shane Coppola
Shane Coppola Executive Vice President

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

METRO NETWORKS, INC.

FIRST: The name of the Corporation is Metro Networks, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $0.01.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Restated Certificate of Incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders» or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director* officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification,

(c)    To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

(e)    The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(f)    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of die Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

METRO NETWORKS, INC.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is:

METRO NETWORKS, INC.

2.    The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.    The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 16, 2003

/s/ Tina Haut
Name:	Tina Haut
Title:	Ex. Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of METRO NETWORKS, INC., a Delaware Corporation, on this 26th day of August, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of August A.D., 2011

By: /s/ Jennifer Kurz
Name: Jennifer Kurz
Title: Secretary

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM

METRO NETWORKS, INC

(a Delaware corporation)

TO

TTWN NETWORKS, LLC

(a Delaware limited liability company)

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “Act”), Metro Networks, Inc. (the “Converting Entity”), does hereby certify that:

1.	The Converting Entity was originally formed on May 31, 1996 in the State of Delaware.

2.	The Converting Entity was organized immediately prior to the filing of this Certificate of Conversion in the State of Delaware.

3.	The name of the Converting Entity immediately prior to the filing of this Certificate of Conversion was “Metro Networks, Inc.” and it was a corporation.

4.	The name of the domestic limited liability company as set forth in its Certificate of Formation filed in accordance with Section 18-214(b)(2) of the Act is “TTWN Networks, LLC.”

5.	This Certificate of Conversion shall become effective as of the date of filing.

METRO NETWORKS, INC.

/s/ Scott T. Bick
Scott T. Bick, Senior Vice President-Tax

CERTIFICATE OF FORMATION

OF

TTWN NETWORKS, LLC

1.	Name. The name of the limited liability company formed hereby is TTWN Networks, LLC (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street Wilmington, New Castle County, DE 19801.

3.

Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street Wilmington, New Castle County, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on July 1, 2015.

/s/ Scott T. Bick
NAME: Scott T. Bick Organizer

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM

METRO NETWORKS, INC

(a Delaware corporation)

TO

TTWN NETWORKS, LLC

(a Delaware limited liability company)

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “Act”), Metro Networks, Inc. (the “Converting Entity”), does hereby certify that:

1.	The Converting Entity was originally formed on May 31, 1996 in the State of Delaware.

2.	The Converting Entity was organized immediately prior to the filing of this Certificate of Conversion in the State of Delaware.

3.	The name of the Converting Entity immediately prior to the filing of this Certificate of Conversion was “Metro Networks, Inc.” and it was a corporation.

4.	The name of the domestic limited liability company as set forth in its Certificate of Formation filed in accordance with Section 18-214(b)(2) of the Act is “TTWN Networks, LLC.”

5.	This Certificate of Conversion shall become effective as of the date of filing.

METRO NETWORKS, INC.

/s/ Scott T. Bick
Scott T. Bick, Senior Vice President-Tax

CERTIFICATE OF FORMATION

OF

TTWN NETWORKS, LLC

1.	Name. The name of the limited liability company formed hereby is TTWN Networks, LLC (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street Wilmington, New Castle County, DE 19801.

3.

Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street Wilmington, New Castle County, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on July 1, 2015.

/s/ Scott T. Bick
NAME: Scott T. Bick Organizer